2nd AMENDMENT TO ADVISORY AGREEMENT

Amendment to Advisory Agreement, dated as of December 12, 2022 (the "Amendment"), between ASP Isotopes Inc., a Delaware corporation (including its successors and assigns, the "Company"), and ChemBridges LLC, a Puerto Rico limited liability company ("Advisor", and together with the Company, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into an Advisory Agreement, dated as of October 27, 2021 (the "Existing Agreement");

WHEREAS, Advisor has made significant contributions to the achievement of the Company's objectives and devoted significant time and attention, at the Company's request, beyond the scope of advisory services contemplated by the Existing Agreement; and

WHEREAS, the Parties desire to amend the Existing Agreement to provide additional compensation to Advisor to incentivize continued future performance and encourage retention of services on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Amendment Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a) Section 6 of the Existing Agreement is hereby amended by inserting at the end of such Section 6 a new sub-section 6(c) containing the following new sentences:

"6(c). Equity Awards and Incentive Compensation: During the term of employment, the Advisor shall be eligible to participate in any equity-based incentive compensation plan or program adopted by either the Parent or the Company (such awards under such plan or program, the "Share Awards"). The Parents' 2022 Equity Incentive Plan allows for an annual increase commencing on January 1, 2023 and on each subsequent January 1 through and including January 1, 2032 by a number of shares equal to the lesser of (i) five percent (5%) of the number of shares of Stock outstanding as of the conclusion of the Company's immediately preceding fiscal year, or (ii) such amount, if any, as the Board may determine. Therefore, annually, the Advisor shall be entitled to receive an Equity Award equal to 1.5% (one and a half percent) of the number of shares of Stock outstanding as of the conclusion of the Company's immediately preceding fiscal year. These shares will be granted on March 1 of each year and will vest Quarterly over a 12 month (twelve-month) period."

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an

amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ASP Isotopes Inc.

By: [signature]

Name: Paul Mann

Title: Chief Executive Officer

ChemBridges LLC

By: [signature]

Name: Sergey Vasnetsov

Title: President